Exhibit 99.2

Pecos Oil & Gas, LLC

Condensed Financial Statements

For the Quarterly Periods Ended
March 31, 2023 and 2022

Exhibit 99.2

Exhibit 99.2
Pecos Oil & Gas, LLC
Unaudited Condensed Balance Sheets

	As of March 31, 2023	As of December 31, 2022
Assets	(in thousands)
Current assets:
Cash and cash equivalents	$ 25,446	$ 12,785
Accounts receivable	14,743	15,938
Inventory	2,980	—
Prepaids and other current assets	1,882	3,017
Derivative instruments	—	506
Total current assets	45,051	32,246
Oil and natural gas properties, successful efforts method:
Proved properties	197,746	192,051
Unproved properties	12,747	12,747
Less: Accumulated depreciation, depletion and amortization	(45,025)	(37,334)
Total oil and natural gas properties, net	165,468	167,464
Total assets	$ 210,519	$ 199,710

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$ 5,925	$ 7,882
Revenue payable	9,601	8,352
Accrued and other liabilities	1,647	1,793
Earnout liability	15,637	15,251
Derivative instruments	—	887
Asset retirement obligations	2,615	3,300
Total current liabilities	35,425	37,465
Related party note payable	102,371	100,609
Asset retirement obligations	8,149	7,869
Total liabilities	145,945	145,943
Commitment and contingencies (Note 7)
Member’s equity	64,574	53,767
Total liabilities and member’s equity	$ 210,519	$ 199,710

The accompanying notes are an integral part of these unaudited condensed financial statements.

Exhibit 99.2

Pecos Oil & Gas, LLC
Unaudited Condensed Statements of Operations

	For the Three Months March 31, 2023	For the Three Months March 31, 2022
	(in thousands)
Revenues:
Oil and natural gas sales, net	$ 30,595	$ 31,531
Total revenues	30,595	31,531
Operating expenses:
Lease operating	4,877	4,190
Production and ad valorem taxes	2,520	2,632
Depletion and accretion	7,995	5,380
General and administrative	1,241	1,248
Total operating expenses	16,633	13,450
Operating income	13,962	18,081
Other (expense) income:
Gain (loss) on derivative instruments	1,226	(11,706)
Loss on earnout liability	(386)	(7,136)
Loss on settlement of asset retirement obligations	(378)	—
Related party interest expense	(3,957)	(3,702)
Total other (expense) income, net	(3,495)	(22,544)
Net income (loss)	$ 10,467	$ (4,463)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Exhibit 99.2
Pecos Oil & Gas, LLC
Unaudited Condensed Statements of Changes in Member’s Equity

Member’s Equity
(in thousands)
Balance – January 1, 2022	$ 34,525
Distribution of nonmonetary assets (Note 8)	(7,430)
Unit-based compensation	340
Net loss	(4,463)
Balance - March 31, 2022	$ 22,972

Member’s Equity
(in thousands)
Balance – January 1, 2023	$ 53,767
Unit-based compensation	340
Net income	10,467
Balance - March 31, 2023	$ 64,574

The accompanying notes are an integral part of these unaudited condensed financial statements.

Exhibit 99.2
Pecos Oil & Gas, LLC
Unaudited Condensed Statements of Cash Flows

	For the Three Months March 31, 2023	For the Three Months March 31, 2022
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$ 10,467	$ (4,463)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion and accretion	7,995	5,380
Loss on settlement of asset retirement obligations	378	—
Non-cash interest	1,762	1,507
Unit-based compensation expense	340	340
Loss on earnout liability	386	7,136
(Gain)/loss on derivative instruments	(1,226)	11,706
Settlements on derivative instruments	643	(6,597)
Changes in operating assets and liabilities:
Accounts receivable	1,194	(4,637)
Inventory	(1,658)	—
Prepaids and other current assets	16	(233)
Accounts payable	(2,965)	3,297
Accrued and other liabilities	360	1,778
Revenues payable	1,249	1,919
Net cash provided by operating activities	18,941	17,133
Cash flows from investing activities:
Additions to oil and natural gas properties	(6,280)	(7,827)
Net cash used in investing activities	(6,280)	(7,827)
Cash flows from financing activities:
Net cash provided by financing activities	—	—
Net increase in cash	12,661	9,306
Cash - Beginning of period	12,785	13,630
Cash - End of period	$ 25,446	$ 22,936

Supplemental disclosure of cash activity:
Cash paid for interest	$ (2,225)	$ (2,473)
Supplemental disclosure of noncash activity:
Changes in accrued capital expenditures	$ (505)	$ —
Distribution of nonmonetary assets (Note 8)	$ —	$ (7,430)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Pecos Oil & Gas, LLC
Notes to the Unaudited Condensed Financial Statements
1.Organization and Nature of Business

Pecos Oil & Gas LLC (the "Company") was formed pursuant to the laws of the State of Delaware on May 19, 2020. The Company is engaged in the acquisition and development of oil and natural gas producing properties in onshore areas of the continental United States. Pecos WI LLC (the "Member") is the sole member. The Member is ultimately owned by Cibolo Energy LRR, LLC. (“Cibolo Energy”), a private equity firm.

2.Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Company’s condensed financial statements are presented based in conformity with accounting principles generally accepted in the United States of America ("GAAP"). These condensed financial statements as of March 31, 2023 and for the three months ended March 31, 2023 and 2022 are unaudited. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position as of, and the results of operations for, all periods presented. In preparing the accompanying unaudited condensed financial statements, management has made certain estimates and assumptions that affect reported amounts in the unaudited condensed financial statements and disclosures of contingencies. Actual results may differ from those estimates. The results for interim periods are not necessarily indicative of annual results. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). These unaudited condensed financial statements should be read in conjunction with the Company’s annual financial statements for the year ended December 31, 2022.

Accounts Receivable

Accounts receivable consist primarily of amounts due from purchasers of oil and natural gas and from outside working interest owners. Accounts receivable from oil, natural gas and natural gas liquids sales are recorded at the invoiced amount and do not bear interest. The Company routinely assesses the financial strength of its customers and bad debts are recorded based on an account-by-account evaluation. As of March 31, 2023, and December 31, 2022, the Company had no reserves for doubtful accounts.

Components of accounts receivable as of March 31, 2023 and December 31, 2022, include the following:

	As of March 31, 2023	As of December 31, 2022
(in thousands)

Oil, natural gas and NGL	$ 13,974	$ 14,628
Joint interest accounts receivable	769	1,310
Accounts receivable	$ 14,743	$ 15,938

Pecos Oil & Gas, LLC
Notes to the Unaudited Condensed Financial Statements

Asset Retirement Obligations

The following represents the changes to the asset retirement obligations for the periods indicated:

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
	(in thousands)
ARO, beginning balance	$11,169	$12,796
Liabilities incurred and acquired	—	12
Liabilities settled	(630)	(2,764)
Accretion expense	225	1,125
ARO, ending balance	10,764	11,169
Less: current ARO	(2,615)	(3,300)
ARO, long-term	$8,149	$7,869

Disaggregation of Revenue

The following table presents oil and natural gas sales disaggregated by product:

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
	(in thousands)

Oil	$ 26,679	$ 25,306
Natural gas	1,661	2,351
Natural gas liquids	2,255	3,874
Oil and natural gas sales, net	$ 30,595	$ 31,531

Earnout Liability

On July 10, 2020, the Company closed on its initial acquisition of oil and natural gas properties located in Eddy County, New Mexico (the Acquisition). As part of the total consideration transferred, the purchase and sale agreement included a provision for potential contingent consideration to the seller, which is based on qualified distributions, as defined in the agreement, in future quarters. As the contingent consideration would be settled in cash, the Company considers the contingent consideration to be a liability, which will be revalued at each reporting period (“Earnout Liability”). See further discussion in Note 5 - Fair Value Measurements for further information. Any subsequent changes in the fair value of the Earnout Liability are recognized in other (expense) income within the Company’s statements of operations. The Company recognized a loss of $0.4 million and $7.1 million for the three months ended March 31, 2023 and 2022, respectively, as a result of changes in the fair value of the Earnout Liability. In April 2023, the Company made payments of approximately $12.5 million related to the partial payment of the earnout liability.

3.Derivative Instruments

Objective and Strategy

The Company is exposed to commodity price risk and considers it prudent to periodically reduce the Company’s exposure to cash flow variability resulting from commodity price changes. Accordingly, the Company may enter into derivative instruments to manage its exposure to commodity price fluctuations. During the three months ended March 31, 2023, the Company unwound its remaining open derivative

Pecos Oil & Gas, LLC
Notes to the Unaudited Condensed Financial Statements
position and, as of March 31, 2023, the Company did not have any open financial derivative position related to its oil and natural gas production.

Balance Sheet Presentation of Derivatives

As of March 31, 2023, all derivative contracts have been realized and, consequently, there were no derivative contracts presented on the balance sheet as of March 31, 2023. The following table presents the location and fair value of the Company’s derivative contracts included in the balance sheets as of December 31, 2022:

	As of December 31, 2022
	Gross Amount	Netting Adjustments	Net Amount
	(in thousands)
Derivative assets:
Current assets	$506	$—	$506
Long-term assets	—	—	—
Total derivative assets	$506	$—	$506
Derivative liabilities:
Current liabilities	$(887)	$—	$(887)
Long-term liabilities	—	—	—
Total derivative liabilities	$(887)	$—	$(887)

4.Related Party Note Payable

On July 10, 2020 the Company entered into a Note Purchase Agreement (“Note Payable”) with Cibolo Energy (“Holder”) and Cibolo Energy Partners LLC (“Administrative Agent”) with a maturity date of July 10, 2025. The Holder and Administrative Agent are affiliated entities of Cibolo Energy, who is the owner of the Member, and thus, the Note Payable is held with related parties of the Member.

The Note Payable is collateralized by a first priority security interest in 100% of the oil and natural gas properties acquired by the Company. The Note Payable contains certain restrictive covenants, including a Proved Asset Coverage Ratio. The Proved Asset Coverage Ratio must be less than 1.50 to 1.00 as of the last day of any fiscal quarter. As of March 31, 2023 and December 31, 2022, the Company was in compliance with its covenants.

The Note Payable bears interest at a rate equal to thirteen and one half percent (13.5%) per annum. Interest expense is payable in both cash and interest paid-in-kind. Interest expense for the three months ended March 31, 2023 and 2022 was $4.0 million and $3.7 million, respectively.

5.Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table presents, by level within the fair value hierarchy, the Company’s assets and liabilities that are measured at fair value on a recurring basis. The carrying values of cash and cash equivalents,

Pecos Oil & Gas, LLC
Notes to the Unaudited Condensed Financial Statements
accounts receivable, and accounts payable approximate fair value because of the short-term nature of these instruments.

Fair Value Measurement at the End of Reporting Period
	Level 1	Level 2	Level 3	Total
As of March 31, 2023
Liabilities:
Earnout liability	$ —	$ —	$ (15,637)	$ (15,637)

As of December 31, 2022
Assets:
Commodity derivative instruments	$ —	$ 506	$ —	$ 506
Liabilities:
Commodity derivative instruments	$ —	$ (887)	$ —	$ (887)
Earnout liability	$ —	$ —	$ (15,251)	$ (15,251)

Fair value of the Earnout Liability was estimated based on the proceeds received from the sale of the Company’s oil and natural gas properties, which closed in April 2023. See Note 9 – Subsequent Events for further discussion of the sale.

There were no transfers in or out of Levels 1, 2 or 3 during the three months ended March 31, 2023.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

Nonfinancial assets and liabilities that are measured at fair value on a nonrecurring basis are comprised primarily of assets acquired in business combinations, asset retirement obligations, and assets evaluated for impairment. These assets and liabilities are recorded at fair value when acquired/incurred but not re-measured at fair value in subsequent periods. These initial measurements are classified as Level 3 since certain significant unobservable inputs are utilized in their determination.

6.Unit-Based Compensation

In August 2020, the Company’s Member issued unit-based compensation awards in a form of Series B Profits Interest Awards (“Class B Unit”) to a participant under its Limited Liability Company Agreement (“LLC Agreement”) in connection with the Management Services Agreement (“MSA”) for services to be rendered to the Company. These Class B Unit awards were issued as a class of membership interests that entitles its holders to receive a portion of the proceeds of any distributions from the Member which are in excess of certain target investment return thresholds that must be first paid to Cibolo Energy. After Cibolo Energy has received their equity contributions from the Company’s Member, the holders of Class B Units are entitled to participate in all amounts distributed thereafter, at increasing percentages, based on various thresholds.

The Company accounts for its Class B Unit awards in accordance with Accounting Standards Codification 718 for equity classified awards. The awards vest equally on each of the first five anniversaries of the grant date. Compensation expense is recognized over the five-year requisite service period on a straight-line basis based on the $6.9 million fair value of the awards at the date of grant. There have been no issuances of additional Class B Unit awards since the initial issuance in August 2020.

The Company recognized $0.3 million of equity-based compensation related to these Class B Unit awards in each of the three months ended March 31, 2023 and 2022. Total unrecognized compensation expense as of March 31, 2023 was $3.3 million which will be recognized over the remaining 2.4-year vesting period.

Pecos Oil & Gas, LLC
Notes to the Unaudited Condensed Financial Statements
7.Commitments and Contingencies

Legal Matters

From time to time, the Company is subject to other lawsuits and claims arising in the ordinary course of business. Management does not believe any matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Environmental Matters

Various federal, state and local laws and regulations covering, among other things, the release of waste materials into the environment and state and local taxes affect the Company’s operations and costs. Management believes the Company is in substantial compliance with applicable federal, state and local laws, and the ultimate resolution of any claims or legal proceedings instituted against the Company will not have a material effect on its financial position or results of operations.

8.Distributions of Nonmonetary Assets

In March 2022, the Company conveyed certain overriding royalty interest (“ORRI”) across the Company’s existing operated oil and natural gas properties to Pecos Royalty, LLC (“Pecos Royalty”), a newly formed affiliate. The ORRI entitles Pecos Royalty to a percentage of production revenues, as calculated in the conveyance agreement, associated with certain leases held by the Company. The ORRI include an average of overriding royalty interest of approximately 5.3% across 281 operated wells. The conveyance of the ORRI from the Company to Pecos Royalty was accounted for as a transaction between entities under common control. As a result, the distributed ORRI was recorded at its carrying balance at the date of the ORRI conveyance and no gain or loss being recorded by the Company. Additionally, a portion of the Earnout Liability was attributable to the ORRI that was conveyed. As such, the Company included the fair value of this portion of the Earnout Liability in determining the amount of the nonmonetary distribution.

Below the summary of the distribution of nonmonetary assets:

Carrying value of ORRI	$ 8,578
Fair value of Earnout Liability attributable to ORRI	(1,148)
Distribution of net assets	$ 7,430

9.Subsequent Events

Riley Permian Divestiture

On February 28, 2023, the Company entered into a definite purchase and sales agreement to sell substantially all of the Company’s oil and natural gas properties to Riley Exploration Permian, Inc. (NYSE American: REPX) for cash consideration of $330 million, subject to customary purchase closing adjustments. The divestiture closed on April 3, 2023.